UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2007

CONOLOG CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-8174	22-1847286
----------------------------	------------------------	--------------------------------
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.
of incorporation)

5 Columbia Road, Somerville, New Jersey 08876

(Address of principal executive offices) (Zip Code)

(908) 722-8081

(Registrant’s telephone number, including area code)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
(212) 930-9700
(212) 930-9725 (fax)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information included in Item 3.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Conolog Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) dated as of November 2, 2007, with seven investors (the “Subscribers”) relating to the issuance and sale, in a private placement (“Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of 953,000 shares of common stock (the “Common Shares”) at a purchase price of $1.40 per share, and warrants to purchase 476,500 shares of the Company’s common stock at a price of $1.66 per share which are exercisable for a period of five years commencing May 2, 2007 (the “Subscriber Warrants”). The sale of the Common Shares was completed on November 2, 2007. The Company received net proceeds of $1,163,268 after deducting its attorneys’ fees, printing fees and other miscellaneous fees related to the Private Placement. Pursuant to the Selling Agent Agreement between the Company and First Montauk Securities Corp. (“First Montuak”), the selling agent, First Montauk was paid a cash fee of $133,420 (10% of the aggregate purchase price of the Common Shares sold to the Subscribers). The Company also issued First Montauk, including its employees and affiliates, warrants to purchase 190,600 shares of its common stock (the “Broker Warrants”), and Grushko & Mittman, P.C. (“Grushko”), the Subscribers’ legal counsel, warrants to purchase 10,000 shares of its common stock (the “Legal Fee Warrants”, and collectively with the Subscriber Warrants and the Broker Warrants, the “Warrants”). The Broker Warrants and Legal Fee Warrants have the same terms as the Subscriber Warrants. Immediately after the closing for the sale of the Common Shares the Company had 5,718,664 shares of its common stock which were issued and outstanding.

The issuance and sale of the Common Shares and Subscriber Warrants pursuant to the Subscription Agreement was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the Private Placement. The issuance of the Broker Warrants to First Montauk (including its employees and affiliates), and the issuance of the Legal Fee Warrants to Grushko was made in reliance upon the exemption provided in Section 4(2) of the Securities Act. Each of the Warrants and the certificates representing the Common Shares issued pursuant to the Subscription Agreement contain restrictive legends preventing the sale, transfer or other disposition of such shares and warrants, unless registered under the Securities Act, or pursuant to an exemption therefrom.

Pursuant to the Subscription Agreement, the Company is required to file a registration statement (the “Initial Registration Statement”) to register the resale of the Common Shares and the shares of common stock issuable upon exercise of the Warrants, under the Securities Act. The registration statement will include 100% of the maximum amount of the common stock that can be included in a single Registration Statement without exceeding the registration limitations imposed by the Securities and Exchange Commission pursuant to Rule 415 of the rules and regulations promulgated by the Securities and Exchanges Commission. In the event that the Initial Registration Statement does not include all of the Common Shares and shares of common stock issuable upon exercise of the Warrants, the Company will file an additional registration statement registering the allowable balance pursuant to Rule 415.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired. N/A

(b) Proforma Financial Information. N/A

(c) Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement*
10.2	Form of Warrant
10.3	Form of Selling Agent Agreement*
99.1	Press Release dated November 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Dated: November 6, 2007
/s/ Robert Benou
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Robert Benou
Chief Executive Officer

* Schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-B. The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon request.

Exhibit Index

Exhibit	Description

10.1	Form of Subscription Agreement*
10.2	Form of Warrant
10.3	Form of Selling Agent Agreement*
99.1	Press Release 99.1

* Schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-B. The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon request.